UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 24, 2010 (March 23, 2010)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 23, 2010, Commercial Metals Company (the “Company”) entered into two interest rate swap transactions (each a “Swap Transaction” and collectively the “Swap Transactions”) with Goldman Sachs Bank USA (“GSB”) pursuant to confirmations incorporating the ISDA® International Swap Dealers Association, Inc. Master Agreement by and between the Company and Goldman Sachs Capital Markets, L.P., which merged with other entities to form GSB, dated as of April 4, 2002 (the “ISDA Master Agreement”), and the related Schedule to the Master Agreement by and between the Company and Goldman Sachs Capital Markets, L.P., dated as of April 4, 2002 (the “Schedule to the ISDA Master Agreement”). The documents evidencing the Swap Transactions contain customary representations, warranties and covenants.
     The Company entered into the Swap Transactions to modify all of its fixed rate interest to floating rate interest on its 5.625% Senior Notes due 2013 (the “5.625% Notes”) and part of its fixed rate interest to floating rate interest on its 7.35% Senior Notes due 2018 (the “7.35% Notes”). The Swap Transactions each have an effective date of March 25, 2010. Under the terms of the Swap Transactions, the Company is required to make semiannual payments based on the LIBOR rate while GSB is obligated to make semiannual fixed rate payments on the same notional amount to the Company.
     The Swap Transactions with regard to the 5.625% Notes and the 7.35% Notes have notional amounts of $200,000,000 and $300,000,000 and termination dates of November 15, 2013 and August 15, 2018, respectively. The Company’s cost of borrowing will be the floating LIBOR rate discussed above plus 303 basis points with respect to the 5.625% Notes’ Swap Transaction and 367 basis points with respect to the 7.35% Notes’ Swap Transaction.
     The Goldman Sachs Group, Inc. has provided a General Guarantee Agreement (the “Guarantee”) to guarantee the obligations of GSB to the Company under the Swap Transactions.
     GSB’s and The Goldman Sachs Group, Inc.’s affiliates have provided, and may provide, various investment banking, other commercial banking and financial advisory services to the Company for which they have received, and may in the future receive, customary fees.
     A copy of the ISDA Master Agreement, the Schedule to the ISDA Master Agreement, and the Guarantee are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively. The ISDA Master Agreement, the Schedule to the ISDA Master Agreement, and the Guarantee are incorporated herein by reference. The description of the material terms of the Swap Transactions, the ISDA Master Agreement, the Schedule to the ISDA Master Agreement, and the Guarantee are qualified in their entirety by reference to such exhibits.
Item 2.02 Results of Operations and Financial Condition.
     On March 24, 2010, the Company issued a press release (the “Press Release”) announcing its financial results for the second quarter of fiscal year 2010. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.
     The Press Release contains “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States.
     The information in this Item 2.02 of Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1	ISDA® International Swap Dealers Association, Inc. Master Agreement, dated as of April 4, 2002, between Commercial Metals Company and Goldman Sachs Capital Markets, L.P.

10.2	Schedule to the Master Agreement, dated as of April 4, 2002, between Goldman Sachs Capital Markets, L.P. and Commercial Metals Company.

10.3	General Guarantee Agreement, dated December 1, 2008 from The Goldman Sachs Group, Inc.

The following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated March 24, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: March 24, 2010
	By: Name:	/s/ William B. Larson William B. Larson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	ISDA® International Swap Dealers Association, Inc. Master Agreement, dated as of April 4, 2002, between Commercial Metals Company and Goldman Sachs Capital Markets, L.P.

10.2	Schedule to the Master Agreement, dated as of April 4, 2002, between Goldman Sachs Capital Markets, L.P. and Commercial Metals Company.

10.3	General Guarantee Agreement, dated December 1, 2008 from The Goldman Sachs Group, Inc.

The following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated March 24, 2010.